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                                 EXHIBIT 10(i)
                              Consent of Counsel

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[LETTERHEAD]





AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, Delaware 19801


Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Counsel in the Statement of Additional Information Contained in Post Effective Amendment No. 10 to the Registration Statement on Form N-4(File No. 33-39171) filed by AIG Life Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.



Very Truly Yours,

/s/ Jorden Burt Berenson & Johnson LLP
Jorden Burt Berenson & Johnson